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                                 TOPRO, INC.

                      COMPUTATION OF EARNINGS PER SHARE
                                                                    EXHIBIT 11.1

                                                    For the nine months ended
                                                             March 31
                                                        1996          1997
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 Primary earnings per share:
      Net income (loss):
          Continuing operations                      $  (625,000)    $  489,000
          Discontinued operations                     (1,051,000)         --
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                                                     $(1,676,000)    $   489,000
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 Shares:
      Weighted number of common shares outstanding     4,016,000       8,044,000
      Add - Dilutive effect of outstanding options
        and warrants (as determined by the
        application of the treasury stock method)          --          1,178,000
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                                                       4,016,000       9,222,000
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 Primary earnings per share:
      Continuing operations                          $     (0.16)    $      0.05
      Discontinued operations                              (0.26)    $       .00
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                                                     $     (0.42)    $      0.05
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 Reconciliation of net income (loss) to amount
      used for fully diluted computation
         Income (loss) per primary computation above:
      Continuing operations                          $  (625,000)    $   489,000
      Discontinued operations                         (1,051,000)          --
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                                                     $(1,676,000)    $   489,000
Add: Interest on 9% Convertible Debenture                  --            281,000
     Interest on 10% Senior Convertible Debenture          --             26,000
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                                                     $(1,676,000)    $   796,000

 Reconciliation of weighted average number of shares outstanding to amount used for fully diluted computation:

     Weighted number of common shares outstanding      4,016,000       8,044,000
 Add: Dilutive effect of outstanding options and
        warrants (as determined by the application
        of the treasury stock method)                      --          1,605,000

      Shares issuable from assumed exercise of
        convertible debt                                   --          3,133,000
      Dilutive effect of warrants exercised during
        the period                                         --            219,000
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                                                       4,016,000      13,001,000
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 Fully diluted earnings (loss) per share:
      Continuing operations                          $     (0.10)    $      0.06
      Discontinued operations                              (0.16)           0.00
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                                                     $     (0.26)(a) $      0.06
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  (a) Antidilutive.  Not presented in the Statement of Operations.


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